UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2016

KINGSWAY FINANCIAL SERVICES INC.
(Exact Name of Registrant as Specified in Its Charter)

Ontario, Canada (State or Other Jurisdiction of Incorporation)	001-15204 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

45 St. Clair Ave. West, Suite 400, Toronto, Ontario, Canada M4V 1K9
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 848-1171

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On June 17, 2016, CMC Acquisition, LLC, a Delaware limited liability company (“Buyer”) (a newly formed indirect subsidiary of Kingsway Financial Services Inc.), entered into the Amendment to Stock Purchase Agreement (the “Amendment”) with CRIC TRT Acquisition LLC, a Delaware limited liability company (“Seller”) and BNSF-Delpres Investments Ltd., an Ontario corporation (“Parent”) (the parent of Seller). Buyer, Seller and Parent are parties to the Stock Purchase Agreement dated as of May 17, 2016 (the “Original Agreement”). Pursuant to the Amendment, the Original Agreement shall be amended by changing the definition of “Outside Date” contained therein to July 15, 2016.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference.

The information contained in this Item 1.01 and in Exhibit 2.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibits Description
2.1	Amendment to Stock Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSWAY FINANCIAL SERVICES INC.

June 17, 2016	By:	/s/ Larry G. Swets, Jr.
Larry G. Swets, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibits Description
2.1	Amendment to Stock Purchase Agreement.